                         FORBEARANCE AND FIFTH AMENDMENT
                               TO CREDIT AGREEMENT

         THIS FORBEARANCE AND FIFTH AMENDMENT, dated as of February 14, 2000 (the "Fifth Amendment"), is made and entered into by and among WEST COAST ENTERTAINMENT CORPORATION (the "Company"), certain direct and indirect subsidiaries thereof which are signatories hereto (together with the Company, individually, a "Borrower"; collectively, the "Borrowers"), the several banks and other financial institutions parties to the Credit Agreement (as hereinafter defined) (individually, a "Bank"; collectively, the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, the "Agent").

                                   BACKGROUND

         WHEREAS, the Borrowers, the Banks and the Agent are parties to a certain Credit Agreement, dated as of December 15, 1997 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement") and various other Loan Documents related thereto;

         WHEREAS, certain Defaults and Events of Default exist and are continuing under the Credit Agreement, including, but not limited to, the failure of the Borrowers to pay the full amount of the Bank Debt as and when it became due on the Termination Date;

         WHEREAS, the Borrowers have requested the Banks to (i) temporarily forbear from exercising their rights and remedies pursuant to the Credit Agreement and the Loan Documents, (ii) continue to use the Banks' Cash Collateral (hereinafter defined) to enable the Borrowers to pay certain expenses and for general working capital on and after the Termination Date, and (iii) make certain other amendments to the Credit Agreement;

         WHEREAS, the Required Banks have agreed to certain of the Borrowers' requests pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS, unless otherwise amended or defined herein, the capitalized terms used in this Fifth Amendment shall have the same definitions as are contained in the Credit Agreement.

         NOW THEREFORE, incorporating the Background herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    SECTION I
                                 ACKNOWLEDGMENTS

          Acknowledgment of Events of Default; Enforceability of Credit Agreement; Waiver of Defenses. The Borrowers acknowledge that: (i) certain Defaults and Events of Default have occurred and/or currently exist under the Credit Agreement, which Defaults or Events of Default are described on Schedule I attached hereto (the "Existing Defaults"); (ii) the


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Existing Defaults are material in nature; (iii) to the extent that the Credit
Agreement or any of the Loan Documents require notification by the Banks to the Borrowers of the existence of a Default and of an opportunity for the Borrowers to cure such Default, such notice and period for cure have been properly given to the Borrowers by the Banks or such requirements are hereby waived by the Borrowers; (iv) as a result of the Existing Defaults, and but for the forbearance provided for in this Fifth Amendment, the Agent, on behalf of the Banks, and/or the Banks, without the need for further notice or declaration to the Borrowers or any other entity, would be entitled to exercise their rights and remedies under the Credit Agreement and the other Loan Documents; (v) the Credit Agreement and the other Loan Documents are valid legal agreements, enforceable against the Borrowers in every respect and all of the terms and conditions thereof, as amended by this Fifth Amendment, are binding upon the Borrowers; (vi) the Loans and other indebtedness owing to the Banks under the Credit Agreement and the other Loan Documents are absolutely and unconditionally owing without defense, offset or counterclaim, and (vii) no defenses, set-offs or counterclaims exist with respect to the enforcement by the Agent or the Banks of their respective rights under the Credit Agreement and the Loan Documents, however, to the extent that any such defenses, set-offs or counterclaims exist, the Borrowers hereby waive any and all such defenses, set-offs and counterclaims which any of the Borrowers may have or claim to have relating to or arising from the transactions reflected in the Loan Documents or to the enforcement by the Agent or the Banks of their respective rights and remedies under the Credit Agreement, the Loan Documents and applicable law.

           Acknowledgment of Indebtedness. The Borrowers acknowledge that as of the Termination Date, the Borrowers are indebted to the Banks in the aggregate amount of $85,108,731.19, consisting of the unpaid principal and interest on all Loans and all other fees and charges due and owing to the Banks under the Credit Agreement and the Loan Documents as more particularly described and set forth on
Schedule II attached hereto. The Borrowers acknowledge that the foregoing amounts are owed together with all other amounts of interest, and the fees, costs and expenses (the "Expenses") which shall continue to accrue, including, without limitation, the fees and expenses of the Banks' attorneys and consultants incurred in connection with the prior and continuing evaluation of the Borrowers' performance under and compliance with the terms of the Credit Agreement, the preparation, negotiation, execution and recordation of this Fifth Amendment and the various other documents executed in connection with this Fifth Amendment, and the verification of information provided to the Banks by the Borrowers through the date of this Fifth Amendment.

           Acknowledgment of Liens and Priority/Grant of Security Interest. The Borrowers acknowledge that the Agent holds, for the benefit of the Banks, perfected security interests in and liens upon the Collateral pursuant to the Security Documents, which security interests and liens are of the first priority and which security interests and liens secure the Borrowers' obligations to the Banks under the Loan Documents, as amended hereby. The Borrowers further acknowledge the prior execution and delivery to the Agent for the benefit of the Banks of the Security Documents and that, notwithstanding the execution and delivery of this Fifth Amendment, the Security Documents remain in full force and effect and the rights and remedies of the Agent and the Banks thereunder, the obligations of the Borrowers thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.


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                                   SECTION II
                              FORBEARANCE COVENANTS

           Agreement to Forbear. The Agent and the Banks shall forbear from exercising their rights and remedies under the Loan Documents during the period (the "Forbearance Period") commencing on the Fifth Amendment Effective Date (hereinafter defined) and ending on the earlier to occur of (i) August 31, 2000, or (ii) at the election of the Required Banks, the occurrence of a Forbearance Event of Default (hereafter defined) (or, at the election of the Required Banks, the occurrence of any event which with the passage of time or the giving of notice or both would constitute a Forbearance Event of Default). The aforesaid date shall be called the "Forbearance Period Termination Date".

           Limitations. Nothing contained in this Fifth Amendment nor any communication between the Agent and/or the Banks and any Borrower or any officer, agent, employee, or representative of any Borrower shall be deemed to constitute, in any manner, a direct or indirect extension of the Termination Date or the time for or manner of payment of any amount due under the Credit Agreement, or a present or future waiver of (i) any Defaults or Events of Default existing under the Credit Agreement, including the Existing Defaults;
(ii) the ongoing obligation of the Borrowers to comply with the Credit Agreement, as amended hereby; or (iii) any rights or remedies which the Agent and/or the Banks have against the Borrowers under the Credit Agreement, the Loan Documents and/or applicable law. Subject only to their agreement to forbear set forth in section 2.1, the Agent and the Banks hereby reserve and preserve all of their rights and remedies against the Borrowers under the Credit Agreement, the Loan Documents and applicable law, including, without limitation, the right to declare a Forbearance Event of Default and exercise remedies following the occurrence of a Forbearance Event of Default under this Fifth Amendment.

           Termination of Commitments; Use of Cash Collateral.

           (a) On and as of the Termination Date, all Commitments to make Loans under the Credit Agreement terminated. The Borrowers acknowledge that, on and as of the Termination Date, the Borrowers' Available Commitments were equal to zero (i.e. the Overadvance Commitments and the Second Overadvance Commitments were fully drawn). Notwithstanding the foregoing and the passing of the Termination Date, the Banks agree that, subject to the terms and conditions set forth in paragraph 2.3(b) below, the Borrowers may use the proceeds of all revenues and other funds received by them and deposited into the Concentration Account at the Agent, which revenues and funds would ordinarily be applied to the Loans then outstanding (the "Cash Collateral"), to fund the Borrowers' operations during the Forbearance Period.

           (b) Provided there are sufficient available funds in the Concentration Account, Cash Collateral shall be made available to the Borrowers by the Agent through transfers from the Concentration Account to the Borrowers' existing demand deposit account at the Agent (hereafter, the "Cash Collateral Account"). With respect to all Cash Collateral


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
disbursements made by the Agent hereunder, the Borrowers shall make a written request therefore to the Agent specifying the amount to be disbursed (a "Cash Collateral Request"), which Cash Collateral Request must be received by the Agent prior to 10:00 a.m., Philadelphia time, on the requested disbursement date. Each Cash Collateral Request shall contain a certification by the Borrowers that the Borrowers are in compliance with all of the terms and conditions of this Fifth Amendment, that no Forbearance Event of Default has occurred and is existing, and that the amount requested in the Cash Collateral Request will be spent on Budgeted Expenses in accordance with the Budget then in effect. Under no circumstances shall the Agent or any Bank make or be required to make transfers or disbursements to the Borrowers from funds other than from the Cash Collateral contained in the Concentration Account at the time of the Borrowers' request. The proceeds of all Cash Collateral disbursements shall be used by the Borrowers solely to pay Budgeted Expenses in accordance with the Budget, provided, however, that so long as there exists adequate Cash Collateral in the Concentration Account at the time of the Borrowers' request and the Borrowers are otherwise in compliance with the terms of the Credit Agreement as amended hereby, the Borrowers may deviate with respect to any single Budgeted Expense (excluding expenses related to the compensation of any present or former directors or officers of the Company or any Borrower) by an amount up to 10% of the amount shown on the Budget for that Budgeted Expense, and may deviate as to all Budgeted Expenses, in the aggregate, in an amount up to 5% of such total Budgeted Expenses.

           Revenue and Expense Reporting. On or before the twentieth day of each month, the Borrowers shall furnish to each of the Banks a report in a form satisfactory to the Required Banks setting forth for all Borrowers the aggregate total amount of gross revenues, the operating costs and expenses (both on an accrued and paid basis) and the income for the preceding month. The Borrowers shall continue to furnish all other reports and information to the Banks as and when required under the Credit Agreement, including, without limitation, the weekly reports required under Section 5.16(b) of the Credit Agreement (as amended hereby) showing the revenues and expenditures of the Borrowers for the week ending immediately preceding the report date.

           Store Sales; Reports. During the Forbearance Period, the Borrowers may enter into, and the Banks shall consent to, bona fide agreements for the sale of the Borrowers' store operations and/or store level assets (each such agreement, a "Sale Agreement"), provided that (i) the Borrowers may not sell, in the aggregate, more than thirty-five percent (35%) of the Borrowers' store operations and/or store level assets without the Required Banks further written consent (which consent shall not be unreasonably withheld), (ii) the sum of the Net Cash Proceeds (hereinafter defined) from the sales of stores or store level assets (hereinafter referred to as "Sold Stores") average, at all times, at least forty-five percent (45%) of the Sold Stores' aggregate trailing twelve months revenues, and (iii) the other terms of such Sale Agreements are approved by the Required Banks (which approval shall not be unreasonably withheld and shall be deemed given if the Banks have failed to respond to a written request for such approval on or prior to ten days following the date such approval is sought in writing by the Borrowers). The Borrowers covenant and agree that they shall not enter into any Sale Agreement which contains any provision which makes, or which has the effect of making, it a condition to the completion of such sale that the proposed merger of the Borrowers with Video City, Inc. ("VCI") be consummated. During the Forbearance Period, the Borrowers shall, and shall cause its


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
employees and agents, to furnish to the Banks on and as of the last day of each month or, if such day is not a Business Day then on the next succeeding Business Day, a schedule of all Sale Agreements entered into during the immediately preceding month in a form satisfactory to the Required Banks setting forth (i) the aggregate sale price, (ii) the projected transaction costs and
(iii) the Net Cash Proceeds anticipated to be received from each sale, together with copies of all such Sale Agreements. As used herein, the term "Net Cash Proceeds" shall mean the gross proceeds received or to be received from the sale of a store or store level inventory, less all normal and reasonable transaction costs related to such sale and the payables directly related to the applicable Sold Store, provided that such payables are actually paid by the Borrowers from the sales proceeds of the Sold Store immediately following the closing of such sale or the buyer of such Sold Store has provided satisfactory evidence regarding its payment of such payables. Notwithstanding anything to the contrary contained herein, Net Cash Proceeds paid to the Banks during the Forbearance Period shall effect a permanent repayment of the Loans.

           Management Agreement. The Banks acknowledge that the Company has entered into that certain Agreement and Plan of Merger dated as of August 1, 1999 with VCI (the "Merger Agreement") pursuant to which the Borrowers will be merged with VCI and that, on and as of the Fifth Amendment Effective Date the Borrowers shall enter into a Management Agreement with VCI in substantially the same form as the agreement attached hereto as Exhibit A (the "Management Agreement"). The Borrowers shall provide for the effective implementation of and oversight with respect to the services provided by VCI under the Management Agreement. Notwithstanding anything to the contrary contained herein, the Banks and the Borrowers acknowledge that it is currently a condition to the closing of the merger under the Merger Agreement with VCI that the Banks and VCI enter into an agreement regarding the satisfaction of the Bank Debt and that, as of the Fifth Amendment Effective Date, all of the Banks and VCI have not entered into any such agreement.

           Forbearance Monitoring. At all times after the Fifth Amendment Effective Date, upon reasonable notice, the Borrowers shall permit the agents and representatives of the Banks or any Bank, during normal business hours and as often as may be desired, to visit and inspect any of their business premises or properties, examine and make abstracts from any books and records, and review and discuss with the officers, managers and employees of the Borrowers the business, operations, properties, financial condition or any other matter affecting the Borrowers and their compliance with the terms of the Credit Agreement and this Fifth Amendment.

           Existing Defaults. The Borrowers shall use their best efforts to cure all Existing Defaults, to the extent such Existing Defaults are capable of being cured. The Borrowers shall periodically notify the Banks of the status of each Existing Default and the Borrowers' progress regarding the cure of same.

           Corporate Governance. To the extent there are vacancies in the number of required directors or officers of any Borrower on or after the Fifth Amendment Effective Date, the Borrowers shall use their best efforts to qualify, appoint or elect such individuals necessary to fill any such vacancies as expeditiously as possible.

           Notices. The Borrowers shall promptly give notice to the Banks of the occurrence of any Forbearance Event of Default and any other event which has or reasonably could be expected to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrowers taken as a whole, (b) the ability of the Borrowers to perform their obligations under this Fifth Amendment, the Credit Agreement or any other Loan Document, or (c) the ability of any party to this Fifth Amendment or the Management Agreement to perform under the terms thereof or consummate any transactions contemplated thereby.


                                  SECTION III
                         AMENDMENTS TO CREDIT AGREEMENT

                   Amendments/Additions to Defined Terms.

                  (a) The definitions of the following terms contained in
Section 1.1 of the Credit Agreement shall be amended and restated in the following manner as of the date of this Fifth Amendment:

                  "Budget" shall mean a budget and Cash Flow forecast for the Budgeted Period prepared and proposed by the Borrowers in accordance with Section 5.16(a) hereof and approved as to form and content by (i) the Required Banks, in their reasonable discretion, for so long as any Second Overadvance Loans are outstanding; (ii) thereafter, by the Required Overadvance Banks in their reasonable discretion for so long as any Overadvance Loans are outstanding; and (iii) thereafter by the Required Banks, in their reasonable discretion.

                  "Budgeted Expenses": shall refer to line items contained on the Budget indicating categories of expenditures anticipated to be made by the Borrowers during the Budgeted Period, except under no circumstances shall any Budgeted Expense reflect or anticipate the payment, advance, loan or other distribution of amounts to the current or former corporate officers or directors of the Company or any Borrower which exceed, in the aggregate, $61,538.46 during any Budgeted Period.

                  "Budgeted Period" shall mean the consecutive four week period covered by the Budget.

                  (b) Section 1.1 of the Credit Agreement shall be supplemented and amended by inserting the following defined terms and definitions therein in their correct alphabetical order:

                  "Fifth Amendment": shall mean this Forbearance and Fifth Amendment to the Credit Agreement dated as of February 14, 2000 among the Borrowers, the Banks and the Agent, as the same may be amended, supplemented or modified from time to time.


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
                  "Fifth Amendment Effective Date": shall mean the date on which all the conditions set forth in Section VI of the Fifth Amendment have been duly satisfied in the sole and absolute discretion of the Agent and the Required Banks.

                    Amendment to Section 5.2 of the Credit Agreement. Section 5.2(c) of the Credit Agreement is deleted in its entirety.

                    Amendment to Section 5.16 of the Credit Agreement. Section
5.16 of the Credit Agreement is amended and restated in its entirety as follows:

         5.16 Updated Budgets. Furnish to the Agent and the Banks:

                  (a) Every four weeks, an updated Budget which projects the revenues and Budgeted Expenses of the Borrowers for the next Budgeted Period. No Budget provided by the Borrowers hereunder shall, without the prior consent of the Required Banks or the Required Overadvance Banks, as appropriate, restate and amend the Budgeted Expenses for the weeks covered in prior Budgets, except to the extent necessary to incorporate actual variances in cash received;

                  (b) On Tuesday of each week until the Bank Debt is fully paid or satisfied, a written report in a form acceptable to the Agent and the Required Banks, certified as true and correct by the person making the report, relating to the week ending on the immediately preceding Sunday, which report shall (i) set forth the expenditures of the Borrowers for the reported week and the manner in which the Cash Collateral and any other funds in the Borrowers' possession have been applied, (ii) compares the projected revenues and Budgeted Expenses of the Borrowers on the Budget for such week with the actual revenues and actual expenditures of the Borrowers during such week, together with a reasonable explanation of the variances, if any, between the Borrowers' actual and projected performance, and (iii) set forth the average number of days the Borrowers' leases for open stores are in arrears.

                    Amendment to Section 5.25 of the Credit Agreement. Section
5.25 of the Credit Agreement is deleted in its entirety.

                    Amendment to Section 6.1 of the Credit Agreement. Section
6.1 of the Credit Agreement is deleted in its entirety.

                    Amendment to Subsection 9.2 of the Credit Agreement. Subsection 9.2 of the Credit Agreement is amended by requiring that all notices and requests required to be delivered to Agent under the Credit Agreement also be delivered to all the Banks at the addresses set forth below:

                           PNC Capital Recovery Corp. (Agent)
                           249 Fifth Avenue
                           Pittsburgh, PA  15222-2707
                           Attention:  Thomas J. McCool, Senior Vice President


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
                           Telecopy: 412-762-4157

                           PNC Bank, N.A.
                           Special Assets Division
                           1600 Market Street, 11th Floor
                           Philadelphia, PA 19103
                           Attention: William R. Breisch, Vice President
                           Telecopy: (215) 585-8391

                           First Union Capital Markets Corp.
                           NC0737
                           301 South College Street, TW-5
                           Charlotte, NC  28288-0737
                           Attention:  Kerry M. Maxwell, Senior Vice President
                           Telecopy:  704-383-6249

                           Fleet National Bank
                           777 Main Street
                           Hartford, CT  06115
                           Attention: Donald R. Nicholson, Vice President
                           Telecopy:  860-986-2435

                           Summit Bank
                           4365 Route 1 South, 3rd Floor
                           Princeton, NJ 08543
                           Attention: Richard Napierkowski, Vice President
                           Telecopy: 609-243-0172

         With a Copy to:   Duane, Morris & Heckscher LLP
                           One Liberty Place
                           Philadelphia, PA 19103-7396
                           Attention:  Claudia Z. Springer, Esquire
                           Telecopy:  (215) 979-1020


                                   SECTION IV
                              RELEASE AND INDEMNITY

         Recognizing and in consideration of the Banks' and the Agent's agreements to forbear from exercising their rights and remedies with respect to the Existing Defaults as set forth in this Fifth Amendment, and to the other amendments set forth herein, each Borrower, on behalf of itself and all persons or entities claiming by, through, or under such Borrower, does hereby waive and release each of the Banks and the Agent, and their respective officers, attorneys, agents, and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that such Borrower ever had or now has against any of them arising out of or relating to any Bank's or the Agent's acts or omissions with respect to this

Fifth Amendment, the Credit Agreement, the other Loan Documents or any other matters described or referred to herein or therein. Each Borrower hereby further agrees to indemnify and hold the Agent and each Bank, and their respective officers, attorneys, agents, and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Banks or the Agent or any of them on account of anything arising out of this Fifth Amendment, the Credit Agreement, the other Loan Documents or any other document delivered pursuant hereto or thereto, up to and including the date hereof; provided that, no Borrower shall have any obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from the breach by any Bank of its obligations under the Fifth Amendment, the Credit Agreement or the other Loan Documents, or the gross negligence or willful misconduct of the Agent or any Bank.


                                    SECTION V
                         REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers hereby represents and warrants to the Agent and the Banks that:

         5.1 Representations and Warranties. Unless otherwise expressly amended or excluded in the Fifth Amendment, all representations and warranties made in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof; and

         5.2 Amendment Authorized and Enforceable. The execution and delivery by each of the Borrowers of this Fifth Amendment and the Management Agreement and all other documents and instruments related hereto or required herein have been duly authorized by all requisite action on behalf of the Borrowers, and this Fifth Amendment and the Management Agreement and such all other such documents and instruments constitute the legal, valid and binding obligation of each Borrower, enforceable against each of them in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).


                                   SECTION VI
                              CONDITIONS PRECEDENT

         The following conditions shall have occurred or shall exist in order for this Fifth Amendment to be deemed in effect and binding upon the parties hereto:

         6.1 Execution. All of the parties hereto, where required, shall have executed originals or counterparts of this Fifth Amendment and all other documentation required herein and shall have delivered same to the Agent or to the Banks' counsel;

         6.2 Budget and Financial Reports. The Borrowers shall have delivered to the Agent and the Banks (i) a current Budget, (ii) a cash flow projection through August 31, 2000, (iii) pro forma or projected profit and loss statements and balance sheets, and (iv) all other reports, financial statements and projections for the Borrowers that are reasonably required by the Agent and the Required Banks, each in form and substance acceptable to the Required Banks;

         6.3 Officers and Directors. On and as of the Fifth Amendment Effective Date, the current directors and officers (the "Current Directors/Officers") of each Borrower shall have, on behalf of the respective Borrowers, qualify, appoint and elect at minimum one adult individual (each such person a "Designee," together with all such persons the "Designees"), to serve as the director(s) and officer(s) of each Borrower upon and after the Fifth Amendment Effective Date and, immediately after such action is taken, the Current Directors/Officers shall have resigned each of their respective positions as directors and/or officers of the Borrowers.

         6.4 Documents. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transaction contemplated by this Fifth Amendment (including, without limitation, the qualification, appointment and election of the Designee in accordance with
Section 6.3), shall be satisfactory in form and substance to the Agent and the Banks' counsel, and the Agent shall have received copies of all such documents, instruments and resolutions, as well as all such documents, instruments and resolutions authorizing each Borrower to execute, deliver and perform under the Credit Agreement as amended by this Fifth Amendment;

         6.5 Management Agreement. The Management Agreement, substantially in the form attached hereto as Exhibit A, shall have been fully executed and delivered by the parties thereto;

         6.6 Mutual Releases. Mutual releases by and among the Banks and the Current Directors/Officers of each of the Borrowers shall have been executed and delivered to the respective parties, which such releases shall be substantially in the form attached hereto as Exhibit B.

         6.7 Representations and Warranties True and Correct. Each of the representations and warranties made in the Credit Agreement shall, after giving effect to this Fifth Amendment, be true and correct in all material respects; and

         6.8 Fees and Expenses. The Borrowers shall have paid or have made arrangements acceptable to the Banks for the payment of all Expenses.


                                   SECTION VII
                              DEFAULTS AND REMEDIES

         7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an immediate event of default under this Fifth Amendment (a "Forbearance Event of Default") and shall constitute an Event of Default under the Credit Agreement without any obligation by any Bank to provide notice thereof or right to cure unless specifically stated:

                  (a) The Borrowers fail to timely comply with any term, condition, undertaking or covenant contained in this Fifth Amendment and, except as expressly amended or modified, the Credit Agreement and the Loan Documents, or in any documents or instruments executed or delivered by the Borrowers in connection herewith or therewith, which failure has not been or is incapable of being cured within ten days from the date thereof. Notwithstanding the foregoing, Existing Defaults which are continuing on and after the Fifth Amendment Effective Date shall not be deemed Forbearance Events of Default provided the Borrowers are not in violation of Section 2.8 of this Fifth Amendment and provided further that the failure to make payments of any principal amount or interest on the Loans during the Forbearance Period shall not constitute a violation of section 2.8 or a Forbearance Event of Default.

                  (b) The Borrowers institute or commence any action or any legal or equitable proceeding seeking to rescind, amend, alter, revoke, terminate, or otherwise modify the provisions of this Fifth Amendment, the Credit Agreement or the Loan Documents or any documents or instruments executed or delivered by the Borrowers in connection herewith or therewith;

                  (c) The validity, binding nature of, or enforceability of any material term or provision of the Credit Agreement, as amended or modified by this Fifth Amendment, or the Loan Documents is disputed or any material term or provision of the Credit Agreement or the Loan Documents is found or declared to be invalid, avoidable, or unenforceable by any court of competent jurisdiction;

                  (d) The Borrowers' total revenues for the trailing two calendar month period, as tested as of the last day of each calendar month, shall be (i) less than 85 percent of the corresponding projected revenues as set forth in Exhibit C attached hereto, and (ii) less than 93 percent of the corresponding projected year-to-date revenues, provided that, if the Borrowers close any stores, with the Required Banks' consent pursuant to Section 6.19 of the Credit Agreement, total projected revenues as set forth on Exhibit C shall be adjusted by subtracting the amount of the revenues reasonably attributable and projected for such closed stores;

                  (e) Any account or trade payable of any Borrower which is incurred following the Fifth Amendment Effective Date remains unpaid for a period of more than 30 days past its original due date (except for trade payables or accounts which, in the aggregate, do not exceed $10,000 in amount), or any account or trade payable of any Borrower which was incurred prior to the Fifth Amendment Effective Date (other than trade payables arising from closed stores) remains unpaid for more than 60 days past the later of (i) the Fifth Amendment Effective (ii) the original due date of such payable;

                  (f) The Designee(s) provided for in Section 6.3 shall be removed or shall resign for any reason and a replacement or successor reasonably satisfactory to the Required Banks is not immediately and duly qualified, appointed and elected;

                  (g) Any judgments or decree (other than judgments or decrees on record as of the Fifth Amendment Effective Date) shall be entered against any Borrower involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $10,000 or more and such judgment or decree shall not have been vacated, discharged, stayed or bonded pending appeal, within 30 days from the entry thereof;

                  (h) A bankruptcy petition is filed by any of the Borrowers or any bankruptcy case is filed against any Borrower (and in the case of an involuntary case commenced against any Borrower, such case remains undismissed for a period of thirty (30) days or an order for relief is entered in such case); or

                  (i) The termination of the Management Agreement for any reason, the receipt or delivery by the Company or any Borrower of any notice of termination of the Management Agreement, or the occurrence of any event or the existence of any circumstance that would constitute "cause" for the termination of the Management Agreement.

         7.2. Remedies. Upon the occurrence of a Forbearance Event of Default, or on or following the Forbearance Period Termination Date, the Banks' obligations hereunder shall terminate and the Agent's and the Banks shall have and may exercise, at their option and without notice, all of the remedies set forth in the Credit Agreement, as amended hereby, and any of the Loan Documents and/or under applicable law.

                                  SECTION VIII
                                  MISCELLANEOUS

         8.1 Limited Effect. Except as expressly provided for in this Fifth Amendment, the Credit Agreement and the Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms. To the extent that any existing provision of the Credit Agreement is inconsistent with the specific provisions of this Fifth Amendment, the provisions of this Fifth Amendment shall control. Notwithstanding the foregoing, reference to this Fifth Amendment need not be made in the Credit Agreement, or in any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         8.2 Additional Action. The Borrowers and the Agent agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes of this Fifth Amendment.

         8.3 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.4 Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

         8.5 Successor and Assigns. The terms and provisions of this Fifth Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Agent and the Banks and their respective successors and assigns.

         8.6 Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

         8.7 Headings. The headings of any paragraph of this Fifth Amendment are for convenience only and shall not be used to interpret any provision hereof.

         8.8 Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                                     WEST COAST ENTERTAINMENT
                                            CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     VIDEOSMITH, INCORPORATED


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST FRANCHISING COMPANY


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer



ATTEST:                                     PALMER WEST COAST CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     PALMER VIDEO CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     PALMER INVESTMENT CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


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                                     - 15 -

ATTEST:                                     CASABLANCA DISTRIBUTING
                                            CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     RKT MERGER CO.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     SHOWTIME, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     VIDEO GIANT INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer

                       [signatures continued on next page]

ATTEST:                                     VIDEO KING OF BROOME COUNTY, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     KING VIDEO ENTERPRISES, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST FINANCING CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST LICENSING CORPORATION


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer



ATTEST:                                     WEST COAST ENTERTAINMENT
                                            CORPORATION OF DELAWARE, INC.

By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer

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                                     - 17 -

ATTEST:                                     WEST COAST ENTERTAINMENT
                                             CORPORATION OF INDIANA, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST ENTERTAINMENT
                                             CORPORATION OF NEW JERSEY, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST ENTERTAINMENT
                                             CORPORATION OF PENNSYLVANIA, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST ENTERTAINMENT OF
                                             LOUISIANA, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST VIDEO OF NEW JERSEY, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer

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                                     - 18 -

ATTEST:                                     WEST COAST VIDEO OF LAWRENCE,
                                             MASSACHUSETTS, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     WEST COAST TECHNOLOGY, LTD., INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer


ATTEST:                                     DON'S VIDEO, INC.


By: /s/ Joseph Ciano                        By: /s/ T. Kyle Standley
Name: Joseph Ciano                          Name: T. Kyle Standley
Title: Controller                           Title: Chief Executive Officer

                       [signatures continued on next page]

ATTEST:                                     FIRST UNION NATIONAL BANK


By: /s/ Ron R. Ferguson                     By: /s/ Matthew Berk
Name: Ron R. Ferguson                       Name: Matthew Berk
Title: Director                             Title: Director



ATTEST:                                     FLEET NATIONAL BANK f/k/a
                                             BANKBOSTON, N.A.


By: /s/ Andrew J. Maidman                   By: /s/ Donald R. Nicholson
Name: Andrew J. Maidman                     Name: Donald R. Nicholson
Title: Vice President                       Title: Senior Vice President



ATTEST:                                     SUMMIT COMMERCIAL LEASING
                                             CORPORATION


By:                                         By:
Name:                                       Name:
Title:                                      Title:



ATTEST:                                     PNC BANK NATIONAL ASSOCIATION,
                                             as a Bank and as Agent


By: /s/ Robert A. Harmer                    By: /s/ William R. Breisch
Name: Robert A. Harmer                      Name: William R. Breisch
Title: Assistant Vice President             Title: Vice President

                                   SCHEDULE I

                                EXISTING DEFAULTS

                                   SCHEDULE II

                                    BANK DEBT

         Principal Balance                                             $ 74,499,734.55
         Accrued and Unpaid Interest                                   $  1,501,501.81
         Commitment Extension Fees                                     $  7,007,000.00
         Interest Differential                                         $  1,046,462.79
         Additional Unpaid Default Interest                            $    804,032.04
         Unpaid Amendment Fees                                         $    250,000.00
                                                                       ---------------

         Total Bank Debt as of Termination Date                        $ 85,108,731.19
                                                                       ===============


                                     - 22 -